Exhibit 10.5

CONFIDENTIALITY AGREEMENT

HERTZ GLOBAL HOLDINGS, INC.

June 30, 2016

To:                             Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)

Ladies and Gentlemen:

This letter agreement (this “Agreement”) shall become effective upon the earlier of the appointment of any Icahn Designee to the Board of Directors (the “Board”) of Hertz Global Holdings, Inc. (formerly known as Hertz Rental Car Holding Company, Inc. and referred to in this Agreement as the “Company”) or the completion of the spin-off of the Company as a separate, publicly-traded corporation.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Nomination and Standstill Agreement (the “Nomination Agreement”), dated as of September 15, 2014, among Hertz Global Holdings, Inc. and the Icahn Group.  The Company understands and agrees that, subject to the terms of, and in accordance with, this Agreement, an Icahn Designee may, if and to the extent he or she desires to do so, disclose information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this Agreement.  As a result, you may receive certain non-public information regarding the Company.  You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company.  In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, the persons set forth on Schedule B (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Designee, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this Agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.  The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this Agreement  or any obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Icahn Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than any Icahn Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2.  You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this Agreement  by your Representatives as if they were parties to this Agreement ; and (B) to the Company and the Company Representatives.  It is understood and agreed that no Icahn Designee shall disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege; provided, however, that an Icahn Designee may provide such disclosure of Legal Advice if such Icahn Designee shall not have taken any action, or failed to take any action, that has the purpose or effect of waiving attorney-client privilege or attorney work product privilege with respect to any portion of such Legal Advice and if reputable outside legal counsel of national standing provides the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege or attorney work product privilege with respect to such Legal Advice.  “Legal Advice” as used in this Agreement shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.

3.  In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense.  Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this Agreement  and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement.  In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material.  For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the

Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.  You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom.  You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, General Counsel, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to any Icahn Designee acting in his or her capacity as a Board member (nor shall it apply to any other Board members).

5.  All Evaluation Material shall remain the property of the Company.  Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.  At any time after the date on which no Icahn Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein.

6.  You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your commercially reasonable efforts to ensure that your Representatives, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

7.  The initial Icahn Designees shall be Vincent J. Intrieri, Samuel Merksamer and Daniel A. Ninivaggi.  During such time as there is an Icahn Designee on the Board (the “Board Representation Period”) each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct the record owner, in the case of all shares of Voting Securities Beneficially Owned but not owned of record, directly or indirectly, by it, or by any controlled Affiliate of the members of the Icahn Group, in each case as of the record date for any annual meeting of stockholders or any special meeting of stockholders within the Board Representation Period, and in each case that are entitled to vote at any such annual or special meeting, to be present for quorum purposes and to be voted at all such annual or special meetings or at any adjournments or postponements thereof, (i) for all directors nominated by the Board for election at such annual or special meeting (so long as the Icahn Designees are either nominated by the Board or will otherwise continue to be on the Board after such meeting), (ii) against any directors proposed that are not nominated by the Board for election at such annual or special meeting, and (iii) in favor of the appointment of the Company’s auditors.  Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any annual or special meeting.  As used in this Agreement, (A) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, (B) the term “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities  (it being understood that, for purposes of this Section 7, no Person shall be, or be deemed to be, the Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company), and (C) the term “Voting Securities” shall mean the common stock, par value $0.01 per share, of the Company (the “Common Shares”) and any other equity securities of the Company, or securities convertible into, or exercisable or exchangeable for Common Shares or such other equity securities, whether or not subject to the passage of time or other contingencies.  The Company will enter into a customary form of registration rights agreement with the Icahn Group.

8.  You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this Agreement and to perform your obligations hereunder, (ii) this Agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this Agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this Agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

9.  Any waiver by the Company of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.  You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms.  You further acknowledge and agree that in the event of an actual or threatened violation of this Agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware.  In the event that any action shall be brought in equity to enforce the provisions of this Agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

11.  Each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement  or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement  or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

12.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral.  This Agreement may be amended only by an agreement in writing executed by the parties hereto.

13.  All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement  and all legal process in regard to this Agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Hertz Global Holdings, Inc.
8501 Williams Road

Estero, Florida 33928
Attention: Richard J. Frecker, Senior Vice President and
Acting General Counsel
Facsimile: (866) 888-3765
Email: rfrecker@hertz.com

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: David A Katz
Facsimile: 212-403-2000
Email: dakatz@wlrk.com

if to the Icahn Group:
Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention: Keith Cozza
Facsimile: (212) 750-5807
Email: kcozza@sfire.com

With a copy to (which shall not constitute notice):

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
	Attention: Andrew Langham	Louie Pastor
	Facsimile: (212) 688-1158	(917) 591-3310
	Email: alangham@sfire.com	lpastor@sfire.com

14.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15.  This Agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

16.  This Agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.  This Agreement, however, shall be binding on successors of the parties to this Agreement.

17.  The Icahn Group shall cause any replacement for an Icahn Designee appointed to the Board and designated by the Board as an Icahn Designee to execute a copy of this Agreement.

18.  This Agreement shall expire two (2) years from the date on which no Icahn Designee remains a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).

19.  No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this Agreement.

20.   Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this Agreement to the undersigned, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Richard J. Frecker
Name:	Richard J. Frecker
Title:	Senior Vice President, Deputy
General Counsel, Secretary and Chief
Financial Officer

[Signature Page to the Confidentiality Agreement between Hertz Global Holdings, Inc. and Icahn Group]

Accepted and agreed as of the date first written above:

MR. CARL C. ICAHN

/s/ Carl C. Icahn
Carl C. Icahn

VINCENT J. INTRIERI

/s/ Vincent J. Intrieri
Vincent J. Intrieri

SAMUEL MERKSAMER

/s/ Samuel Merksamer
Samuel Merksamer

DANIEL A. NINIVAGGI

/s/ Daniel Ninivaggi
Daniel A. Ninivaggi

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

HOPPER INVESTMENTS LLC
By: Barberry Corp., its sole member

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

BARBERRY CORP.

[Signature Page to the Confidentiality Agreement between Hertz Global Holdings, Inc. and Icahn Group]

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

ICAHN PARTNERS LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President; and Chief Executive Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President; and Chief Executive Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President; and Chief Executive Officer

IPH GP LLC

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

[Signature Page to the Confidentiality Agreement between Hertz Global Holdings, Inc. and Icahn Group]

ICAHN ONSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

BECKTON CORP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

[Signature Page to the Confidentiality Agreement between Hertz Global Holdings, Inc. and Icahn Group]

SCHEDULE A

Barberry Corp.

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

Icahn Capital LP

High River Limited Partnership

Hopper Investments LLC

MR. CARL C. ICAHN

VINCENT J. INTRIERI

SAMUEL MERKSAMER

DANIEL A. NINIVAGGI

SCHEDULE B

1. Mr. Carl Icahn

2. Any full-time employee of a member of the Icahn Group or Icahn Associates Holding LLC (an indirect holding company of Carl Icahn).